Exhibit 99.1

NextCure Announces Appointment of John G. Houston, Ph.D., to its Board of Directors

BELTSVILLE, Md., September 14, 2020 – NextCure, Inc. (Nasdaq: NXTC), a clinical-stage biopharmaceutical company committed to discovering and developing novel, first-in-class immunomedicines to treat cancer and other immune-related diseases, today announced the appointment of John G. Houston, Ph.D., to its board of directors as of September 10, 2020. Dr. Houston has more than 30 years of experience in the pharmaceutical and biotech industry and currently serves as president and chief executive officer of Arvinas, Inc. In addition, Judith Li has announced that she is stepping down from the company’s board of directors.

“John is an important addition to our Board of Directors. His deep expertise in discovery biology and product development will support NextCure as we work diligently to advance our ongoing NC318 and NC410 clinical trials, as well as our preclinical programs,” said Michael Richman, NextCure’s president and chief executive officer. “We are delighted to welcome him to NextCure and look forward to benefiting from his insights, which we believe will help us advance our goal of bringing novel immunomedicines to patients. We would like to thank Judith for her counsel and support since our inception,” Mr. Richman added.

In addition to his role as president and chief executive officer of Arvinas, Dr. Houston also currently serves on the boards of directors of Oerth Bio, Cybrexa Therapeutics and BioCT. Prior to Arvinas, he spent more than 18 years at Bristol Myers Squibb (BMS) in roles of increasing responsibility and had accountability for all Discovery Biology disease teams, as well as various Discovery technology departments. He was the senior vice president of Specialty Discovery and R&D Site Development at BMS and previously worked in various roles across BMS’s Discovery Biology, Applied Biotechnology and Early Discovery Chemistry departments. Dr. Houston was a member of the BMS senior executive leadership team, which reviewed and approved over 200 pre-clinical candidates for progression into early development, several of which advanced into late stage clinical trials, and toward commercialization. He was also the principal architect and driver of the ‘Leveraging Technology’ initiative at BMS, which led to an industry-leading integrated lead discovery and optimization process. Prior to joining BMS, he worked at Glaxo Welcome Research and Development in the UK, where he served as head of the Lead Discovery Unit.

Dr. Houston obtained a B.Sc. in Medical Microbiology from Glasgow University and a Ph.D. in Microbial Biochemistry from Heriot-Watt University, Edinburgh.

About NextCure, Inc.

NextCure is a clinical-stage biopharmaceutical company committed to discovering and developing novel, first-in-class immunomedicines to treat cancer and other immune-related diseases. Through our proprietary FIND-IO™ platform, we study various immune cells to discover and understand targets and structural components of immune cells and their functional impact in order to develop immunomedicines. Our initial focus is to bring hope and new treatments to patients who do not respond to current cancer therapies, patients whose cancer progresses despite treatment and patients with cancer types not adequately addressed by available therapies. www.nextcure.com

Forward-Looking Statements

This press release contains forward-looking statements, including statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, forecasts, assumptions and other information available to NextCure as of the date hereof. Forward-looking statements include statements regarding NextCure’s expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “may,” “will,” “potential,” “expects,” “believes,” “intends,” “hope,” “towards,” “forward,” “later” and similar expressions. Examples of forward-looking statements in this press release include, among others, statements about the benefits of Dr. Houston as a member of NextCure’s board of directors, progress and NextCure’s plans, objectives and intentions with respect to the discovery and development of immunomedicines. Forward-looking statements involve substantial risks and uncertainties that could cause actual results to differ materially from those projected in any forward-looking statement. Such risks and uncertainties include, among others: the impacts of the COVID-19 pandemic on NextCure’s business, including NextCure’s clinical trials, third parties on which NextCure relies and NextCure’s operations; positive results in preclinical studies may not be predictive of the results of clinical trials; NextCure’s limited operating history and no products approved for commercial sale; NextCure’s history of significant losses; NextCure’s need to obtain additional financing; risks related to clinical development, marketing approval and commercialization; the unproven approach to the discovery and development of product candidates based on NextCure’s FIND-IO platform; and dependence on key personnel. More detailed information on these and additional factors that could affect NextCure’s actual results are described in NextCure’s filings with the Securities and Exchange Commission, including NextCure’s most recent Form 10-K and subsequent Forms 10-Q. You should not place undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date of this press release, and NextCure assumes no obligation to update any forward-looking statements, even if expectations change.

Investor Inquiries

Timothy Mayer, Ph.D.

NextCure, Inc.

Chief Operating Officer

(240) 762-6486

IR@nextcure.com

Media Inquiries

Shai Biran, Ph.D.

MacDougall

(781) 591-3481

NextCure@macbiocom.com